SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending  7/31/2006
File number 811-5686
Series No.:   5

72DD.    1.  Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                     $   21,682
         2.  Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B                                     $    7,587
             Class C                                     $    1,708
             Class R                                     $      185
             Investor Class                              $    7,623
             Institutional Class                         $       39

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
         1. Dividends from net investment income
            Class A                                        000.4012
         2. Dividends for a second class of open-end company shares
            (form nnn.nnnn)
            Class B                                        000.3535
            Class C                                        000.3535
            Class R                                        000.3842
            Investor Class                                 000.4012
            Institutional Class                            000.3273

74U.     1. Number of shares outstanding (000's Omitted)
            Class A                                          52,923
         2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                                          18,445
            Class C                                           4,737
            Class R                                             640
            Investor Class                                   17,280
            Institutional Class                                 273

74V.    1. Net asset value per share (to nearest cent)
           Class A                                       $     6.18
        2. Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                       $     6.19
           Class C                                       $     6.17
           Class R                                       $     6.18
           Investor Class                                $     6.19
           Institutional Class                           $     6.19